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                                                                    Exhibit 99.1

         FORM OF WRITTEN CONSENT OF SHAREHOLDERS OF BANK OF THE SIERRA
                   APPROVING HOLDING COMPANY REORGANIZATION

     The undersigned shareholder(s) of Bank of the Sierra (the "Bank") hereby

     [ ] CONSENTS TO  [ ] DOES NOT CONSENT TO  [ ] ABSTAINS WITH RESPECT TO

a proposal to approve the Plan of Reorganization and Agreement of Merger dated December 14, 2000, by and among Bank of the Sierra, Sierra Bancorp and Sierra Merger Corporation, pursuant to which Sierra Merger Corporation will merge with and into Bank of the Sierra, with Bank of the Sierra thereby becoming a wholly owned subsidiary of Sierra Bancorp (the "Reorganization"), and pursuant to which Reorganization each share of the issued and outstanding shares of the common stock of Bank of the Sierra will be exchanged for one share of the common stock of Sierra Bancorp, a copy of which Plan of Reorganization and Agreement of Merger is included as Appendix A to the accompanying Written Consent Statement/Prospectus (the "Proposal").

     By signing this written consent, a shareholder of the Bank shall be deemed to have voted all shares of the Bank's Common Stock which he or she is entitled to vote in accordance with the specifications made above, with respect to the Proposal described above. IF A SHAREHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON THE MANNER IN WHICH HE OR SHE WISHES HIS OR HER SHARES TO BE VOTED WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH SHAREHOLDER WILL BE DEEMED TO HAVE GIVEN HIS OR HER AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSAL.

     THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE BANK. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO FEBRUARY __, 2001 BY FILING A WRITTEN INSTRUMENT REVOKING THE CONSENT WITH THE BANK'S SECRETARY.
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     THE BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR
AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSAL.

                                    ____________________________
                                    (Number of Shares)

                                    Dated: ______________________
                                    ____________________________
                                    (Please Print Name)

                                    ____________________________
                                    (Signature of Shareholder)

                                    ____________________________
                                    (Please Print Name)

                                    ____________________________
                                    (Signature of Shareholder)

                                    (Please date this written consent and
                                    sign your name as it appears on your
                                    stock certificate.  Executors,
                                    administrators, trustees, etc., should
                                    give their full titles. All joint owners should sign.)

                                    Please complete and return to the Bank
                                    by February __, 2001